UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. (“FOMO” or the “Company”) hereby reports that its affiliate/control person Charles Szoradi, CEO of its wholly owned subsidiary Purge Virus, LLC, has purchased a debt owed by his separately owned Company, Independence LED, LLC (https://independenceled.com/; “ILED”), from Dilip Limaye. For background, Limaye loaned $200,000 to ILED on May 15, 2019 with an extension of terms granted on May 20, 2020, with total amounts due including principal, interest, and penalties of $500,000 as of the date of their agreement filed herewith. On or around December 22, 2020, Szoradi transferred 450,000 Series B Preferred shares to Limaye and 50,000 Series B Preferred shares to his advisory firm, EDGE FiberNet, Inc. (https://edgefibernet.com/), to purchase the obligation in full and end all disputes.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Limaye – Independence LED, LLC $200,000 Loan Document – May 15, 2019
10.2	Limaye – Szoradi Note Transaction and Settlement Agreement – December 21, 2020
10.3	Limaye – Szoradi Sale of Independence LED, LLC Note – December 22, 2020
10.4	Limaye – Independence LED, LLC $200,000 Loan Extension – May 15, 2020
10.5	EDGE FiberNet – Szoradi Consulting Agreement – December 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: December 23, 2020	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer